As filed with the Securities and Exchange Commission on December 8, 2008

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UMPQUA HOLDINGS CORPORATION UMPQUA MASTER TRUST (Exact Name of Registrant as Specified in Charter) Oregon Delaware (State or other jurisdiction of incorporation or organization)
93-1261319	51-6598926
(I.R.S. Employer Identification Number)

One SW Columbia Street, Suite 1200 Portland, Oregon 97258 (503) 727-4100 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Co-Registrants' Principal Executive Offices)

Steven L. Philpott
Executive Vice President, General Counsel and Secretary
Umpqua Holdings Corporation
675 Oak Street, Suite 200
PO Box 1560
Eugene, Oregon 97440
(541) 434-2997
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service for Co-Registrants)

Copies to:

Andrew H. Ognall, Esq. Foster Pepper LLP 601 SW Second Avenue, Suite 1800 Portland, Oregon 97204 Telephone: (503) 221-2207 Facsimile: (503) 221-1510

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: [ X ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: [   ]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of each Class of		Offering	Aggregate	Amount of
Securities to be	Amount to be	Price per	Offering	Registration
Registered	Registered	Unit	Price	Fee
(1)	(2)	(3)	(3)	(4)

Umpqua Holdings Corporation Common Stock				$0
Umpqua Holdings Corporation Preferred Stock				$0
Umpqua Holdings Corporation Warrants				$0
Umpqua Holdings Corporation Debt Securities				$0
Umpqua Holdings Corporation Units (5)				$0
Umpqua Holdings Corporation Stock Purchase
Contracts
Umpqua Holdings Corporation Depositary Shares (6)				$0
Trust Preferred Securities of Umpqua Master Trust				$0
Junior Subordinated Debentures of Umpqua Holdings
Corporation
Guarantees of Trust Preferred Securities of Umpqua
Master Trust by Umpqua Holdings Corporation				$0

(1)	Any securities registered hereunder may be sold separately or together with other securities registered hereunder.
(2)	An unspecified aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for registered securities that are issuable on exercise, conversion or exchange of other securities.
(3)	Not applicable pursuant to Form S-3 General Instruction II(E).
(4)	In accordance with Rules 456(b) and 457(r), the registrants are deferring payment of all registration fees.
(5)	Each unit will be issued under a unit agreement and will represent an interest in two or more other securities, which may or may not be separable from one another.
(6)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

INTRODUCTORY NOTE

     This registration statement contains a form of base prospectus to be used in connection with offerings of trust preferred securities of Umpqua Master Trust and the following securities of Umpqua Holdings Corporation:

  common stock,
  preferred stock,
  warrants,
  debt securities,
  units,
  stock purchase contracts,
  depositary shares,
  junior subordinated debentures and guarantees of Umpqua Holdings Corporation in connection with the issuance of trust preferred securities of Umpqua Master Trust.

     Each offering of securities made under this registration statement will be made pursuant to this prospectus, with the specific terms of the securities offered thereby set forth in an accompanying prospectus supplement.

PROSPECTUS

UMPQUA HOLDINGS CORPORATION

     Common Stock
 Preferred Stock
 Warrants
 Debt Securities
 Units
 Stock Purchase Contracts
 Depositary Shares
Junior Subordinated Debentures and Guarantees related to Trust Preferred Securities of Umpqua Master Trust

UMPQUA MASTER TRUST

Trust Preferred Securities __________________

     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement before you invest. We may also issue common stock upon conversion, exchange or exercise of any of the securities listed above.

     Investing in our securities involves risks. Please refer to the “Risk Factors” section of this prospectus and the applicable prospectus supplement before you make your investment decision.

     Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

__________________

     These securities are our unsecured obligations and are not savings accounts, deposits or obligations of any bank or nonbank subsidiary. These securities are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.

__________________

December 5, 2008

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Umpqua Holdings Corporation and Umpqua Master Trust filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf registration process, we may sell, either separately or together, common stock, preferred stock, warrants, debt securities, units, stock purchase contracts or junior subordinated debentures and Umpqua Master Trust may sell trust preferred securities that may be guaranteed by us in one or more offerings. We may also issue common stock upon conversion, exchange or exercise of any of the securities mentioned above. The trust may sell series of trust preferred securities representing undivided beneficial interests in the trust to the public and common securities representing undivided beneficial interests in the trust to us in one or more offerings.

     This prospectus provides you with a general description of the securities that we may issue. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and with any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

     When we refer to “Umpqua,” “our company,” “we,” “our” and “us” in this prospectus under the headings “Umpqua Holdings Corporation” and “Ratios of Earnings to Fixed Charges,” we mean Umpqua Holdings Corporation and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Umpqua Holdings Corporation unless the context indicates otherwise.

     The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement is available at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

     The distribution of this prospectus and the applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

     You should rely only on the information incorporated by reference or presented in this prospectus or an applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

PROSPECTUS SUMMARY

     This summary provides a brief overview of the key aspects of Umpqua and the material of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, prior to making an investment decision, you should carefully read:

  This prospectus, which explains the general terms of the securities we may offer;
  The applicable prospectus supplement, which explains specific terms of the securities being offered and updates and changes information in this prospectus; and
  The documents referred to in “Where You Can Find More Information” for information about Umpqua, including our financial statements.

Umpqua Holdings Corporation

     Umpqua Holdings Corporation is a community-oriented financial services retailer organized under the laws of the State of Oregon. We are registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. We engage primarily in the business of commercial and retail banking and the delivery of retail brokerage services throughout Northern California, Oregon and Washington. We are the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank provides a wide range of banking, mortgage banking and other financial services to corporate, institutional and individual customers at 148 locations between Napa, California, and Bellevue, Washington primarily along the I-5 corridor, as well as along the Oregon and Northern California Coast and in Central Oregon. Our retail brokerage subsidiary, Strand, Atkinson, Williams & York Inc., has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington.

     Our principal executive office is at Umpqua Bank Plaza, One SW Columbia Street, Suite 1200, Portland OR 97258 and the telephone number is (503) 727-4100.

Umpqua Master Trust

     Umpqua Master Trust, a Delaware statutory trust, is a subsidiary of Umpqua Holdings Corporation. The Trust exists exclusively for the following purposes:

  issuing and selling series of trust preferred securities;
  issuing and selling common securities to us in connection with sales of trust preferred securities;
  investing the proceeds from the sale of the trust preferred and common securities in an equivalent amount of junior subordinated debentures to be issued by us; and
  engaging in activities that are incidental to those listed above, such as receiving payments on the capital securities, making distributions to security holders, furnishing notices and performing other administrative tasks.

The Trust’s address Umpqua Bank Plaza, One SW Columbia Street, Suite 1200, Portland OR 97258 and the telephone number is (503) 727-4100.

The Securities We May Offer

We may use this prospectus to offer:

  Common stock
  Preferred stock

  Warrants
  Debt securities
  Units
  Stock purchase contracts
  Depositary shares
  Junior subordinated debentures and guarantees related to trust preferred securities of Umpqua Master Trust.

      Umpqua Master Trust may use this prospectus to offer trust preferred securities.

     A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

Common Stock

     We may issue common stock, no par value per share. Holders of common stock are entitled to receive dividends when declared by our board of directors. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

Preferred Stock

     We may issue preferred stock with various terms to be established by our board of directors. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or winding up of Umpqua, voting rights and conversion rights.

     Generally, each series of preferred stock will rank on an equal basis with each other series of preferred stock and will rank prior to our common stock. The prospectus supplement will also describe how and when dividends will be paid on the series of preferred stock.

Warrants

     We may issue common stock warrants independently or together with any securities. Common stock warrants are securities pursuant to which we may sell or purchase common stock. We will issue any common stock warrants under separate common stock warrant agreements. We may also offer warrants to purchase our senior debt securities, subordinated debt securities or any combination of securities, either independently or together with any other securities.

     The particular terms of each issue of warrants, the agreement relating to the warrants and the warrant certificates representing common stock warrants will be described in the applicable prospectus supplement, which will include a description of: the underlying securities; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of securities to be delivered upon exercise; the date after which the warrants are separately transferable; any provisions for adjustments in the exercise price or the number of securities issuable upon exercise of the warrants; and any other specific terms.

     You are encouraged to read the form of warrant agreement in connection with the specific issuance of warrants, which will be filed as an exhibit to one of our future current reports and incorporated by reference in the registration statement of which this prospectus forms a part. You can receive copies of these documents by following the directions in “Where You Can Find More Information.”

Debt Securities

     We may offer several different types of debt securities. For any particular debt securities we offer, the applicable prospectus supplement will describe the terms of the debt securities, and will include for each series of debt securities, the initial public offering price, designation, priority, aggregate principal amount (including whether determined by reference to an index), currency, denomination, premium, maturity, interest rate (including whether fixed, floating or otherwise), time of payment of any interest, any terms for mandatory or optional redemption and other terms.

     We may issue senior and subordinated debt, including subordinated and junior subordinated debt securities, under separate indentures to be entered into by and between us and a qualified trustee selected by us. Debt securities may be convertible into our common shares, as described in the applicable prospectus supplement.

Units

     We may issue units comprised of shares of common stock, shares of preferred stock, stock purchase contracts, warrants, one or more debt securities, rights and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
  provisions of the governing unit agreement; and
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

Stock Purchase Contracts

     We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and us to sell to or purchase from the holders, a specified number of shares of common stock, preferred stock, depositary shares or other security or property at a future date or dates. The stock purchase contracts may be issued separately or as part of stock purchase units, consisting of a stock purchase contract and any combination of securities. The applicable prospectus supplement will describe the terms of the stock purchase contracts, including, if applicable, collateral or depositary arrangements.

Depositary Shares

     We may issue depositary shares representing fractional shares of preferred stock. Each particular series of depositary shares will be more fully described in the prospectus supplement that will accompany this prospectus. These depositary shares will be evidenced by depositary receipts and issued under a deposit agreement between us and a bank or trust company.

Trust Preferred Securities, Junior Subordinated Debentures and related Guarantees

     Umpqua Master Trust, a Delaware statutory trust, may issue trust preferred securities in one or more series. Each trust preferred security will represent an undivided beneficial interest in the Trust. The only assets of the Trust will be junior subordinated debentures issued by us. The Trust will pay distributions on the trust preferred securities only from the proceeds, if any, of interest payments on the junior subordinated debentures. The junior subordinated debentures will bear interest on a fixed or floating rate.

     We will guarantee the trust preferred securities on a subordinated basis to the extent described in the applicable prospectus supplement. The applicable prospectus supplement will describe the amount of trust preferred securities of any particular series, as well as the terms of distributions, interest rate, redemption or exchange, liquidation, events of default, trustees, voting rights, deferral of payments and other material terms.

Plan of Distribution

We may sell offered securities in any of the following ways:

  to or through underwriters or dealers;
  by us directly;
  through agents; or
  through a combination of any of these methods of sale.

     The prospectus supplement will explain the ways we sell specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts we grant the underwriters, dealers or agents.

     If we use underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

USE OF PROCEEDS

     Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and will be available for general corporate purposes, including but not limited to:

  investments in or advances to our existing or future subsidiaries;
  financing possible acquisitions;
  repayment of obligations that have matured; and
  reducing or refinancing debt; and
  working capital.

     Until the net proceeds have been used, we may temporarily invest net proceeds in short-term securities. We will disclose any proposal to use the net proceeds from any securities offering in connection with an acquisition in the prospectus supplement relating to such offering.

RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows the ratio of earnings to fixed charges for Umpqua, which includes our subsidiaries, on a consolidated basis.

	For the Nine
	Months Ended
	September 30,		For the Year Ended December 31,
	2008	2007	2007	2006	2005	2004	2003

Consolidated ratios of earnings to fixed charges
Excluding interest on deposits	4.86	6.18	5.40	6.48	9.02	8.10	10.80
Including interest on deposits	1.57	1.55	1.47	1.91	2.47	2.65	2.78

The ratio of earnings to fixed charges is calculated as follows:

(net income before income taxes plus fixed charges minus interest capitalized)

divided by (fixed charges)

Fixed charges, excluding interest on deposits, consist of:

  Contractual interest on short-term borrowings and long-term debt,
  Amortization of debt issuance costs,
  Capitalized interest, and
  Amortization of fair value of adjustments for instruments assumed in purchase business combinations.

     Fixed charges, including interest on deposits, consist of all of the items listed immediately above and interest on deposits.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

     We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to documents incorporated by reference. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including information incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. These statements may include statements that expressly or implicitly predict future results, performance or events. Statements other than statements of historical fact are forward-looking statements. The words “anticipates,” “expects,” “believes,” “estimates” and “intends” and words or phrases of similar meaning identify forward-looking statements. Forward-looking statements involve substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Umpqua. You should carefully consider those risks and uncertainties including those set forth in filings with the SEC, this prospectus and any prospectus supplement. Factors that might cause actual results to differ materially from those presented include, but are not limited to:

  Our ability to attract new deposits and loans
  Competitive market pricing factors
  Deterioration in economic conditions that could result in increased loan and lease losses
  Risks associated with concentrations in real estate related loans
  Demand for financial services in our market areas
  Market interest rate volatility
  Changes in legal or regulatory requirements or the results of regulatory examinations that could restrict growth

  The ability to recruit and retain certain key management and staff
  Risks associated with merger integration
  Significant decline in the market value of our common stock that could result in an impairment of goodwill
  The ability to raise capital or incur debt on reasonable terms
  Regulatory limits on the Bank’s ability to pay dividends to the Company
  Effectiveness of the Emergency Economic Stabilization Act of 2008 (the “EESA”) to help stabilize the U.S. financial markets

There are many factors that could cause actual results to differ materially from those contemplated by these forward-looking statements. We do not intend to update any factors or to publicly announce revisions to any of our forward-looking statements. Readers should consider any forward-looking statements in light of this explanation, and we caution readers about relying on forward-looking statements.

RISK FACTORS

     Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

UMPQUA HOLDINGS CORPORATION

     Umpqua Holdings Corporation is a community-oriented financial services retailer organized under the laws of the State of Oregon. We are registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended. We engage primarily in the business of commercial and retail banking and the delivery of retail brokerage services throughout Northern California, Oregon and Washington. We are the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative use of technology, and distinctive banking solutions. Umpqua Bank provides a wide range of banking, mortgage banking and other financial services to corporate, institutional and individual customers at 148 locations between Napa, California, and Bellevue, Washington primarily along the I-5 corridor, as well as along the Oregon and Northern California Coast and in Central Oregon. Our retail brokerage subsidiary Strand, Atkinson, Williams & York Inc. has locations in Umpqua Bank stores and in dedicated offices throughout Oregon and Southwest Washington.

     We are a separate and distinct legal entity from our banking and retail brokerage subsidiaries. A significant source of funds to pay dividends on our common stock and debt service on our debt is dividends from our subsidiaries. Various federal and state statutes and regulations limit the amount of dividends that our banking and other subsidiaries may pay to us without regulatory approval.

     Our principal executive office is at Umpqua Bank Plaza, One SW Columbia Street, Suite 1200, Portland OR 97258 and the telephone number is (503) 727-4100.

     Umpqua’s principal objective is to become the leading community-oriented financial services retailer throughout the Pacific Northwest including Northern California. Our strategy is to differentiate ourself from competitors through the following:

  innovative product delivery system including applying a retail store concept and atmosphere to Umpqua Bank stores;
  delivery of superior quality service by establishing and emphasizing a sales culture among Umpqua Bank associates through training and incentives;
  strong brand awareness and a comprehensive media advertising campaign showcasing Umpqua’s innovative style of banking and commitment to quality customer service; and
  use technology to expand our product line and enhance the customer experience.

Additional information with respect to Umpqua is included in the documents incorporated by reference into this proxy statement-prospectus. See “Where You Can Find More Information.”

UMPQUA MASTER TRUST

     Umpqua Master Trust, a Delaware statutory trust, is a subsidiary of Umpqua Holdings Corporation. The Trust exists exclusively for the following purposes:

  issuing and selling series of trust preferred securities;
  issuing and selling common securities to us in connection with sales of trust preferred securities;
  investing the proceeds from the sale of the trust preferred and common securities in an equivalent amount of junior subordinated debentures to be issued by us; and
  engaging in activities that are incidental to those listed above, such as receiving payments on the capital securities, making distributions to security holders, furnishing notices and performing other administrative tasks.

The Trust’s address Umpqua Bank Plaza, One SW Columbia Street, Suite 1200, Portland OR 97258 and the telephone number is (503) 727-4100.

DESCRIPTION OF COMMON STOCK

     The following summary description of the general terms and provisions of our common stock is based on the provisions of our restated articles of incorporation, restated bylaws and applicable provisions of the Oregon Business Corporation Act, or the OBCA. This description is not complete and is subject to, and is qualified in its entirety by reference to our restated articles of incorporation, restated bylaws and the OBCA.

     This section describes the general terms and provisions of the shares of our common stock. The prospectus supplement will describe the specific terms of the common stock offered through that prospectus supplement. We may offer common stock issuable upon the conversion of preferred stock or debt securities, the exercise of warrants and pursuant to stock purchase contracts.

Authorized Shares

     We are authorized to issue up to 100,000,000 shares of common stock without par value. As of December 3, 2008, there were 60,146,320 shares of Umpqua common stock outstanding. Umpqua’s board of directors is authorized to issue or sell additional capital stock of Umpqua, at its discretion and for fair value, and to issue future cash or stock dividends, without prior shareholder approval, except as otherwise required by law or the listing requirements of the Nasdaq Global Select Market.

     A total of 2,000,000 shares of common stock are reserved for issuance under Umpqua’s 2003 Stock Incentive Plan. As of December 3, 2008 there were a total of 599,516 shares in the plan available for future grants. Awards of stock options and restricted stock grants under the 2003 plan, when added to awards under all other plans, are limited to a maximum 10% of Umpqua’s outstanding shares on a fully-diluted basis. As of December 3, 2008, under the 2003 Plan, options to purchase 1,013,600 shares were outstanding and 215,574 shares were reserved for issuance pursuant to unreleased restricted stock awards. An additional 3,014,117 shares are reserved for issuance under outstanding option grants made under Umpqua’s predecessor plans and equity based award plans assumed by Umpqua in connection with mergers.

Voting Rights

     Each share of common stock is entitled to one vote on matters submitted to a vote of shareholders. A majority of the votes cast on a matter is sufficient to take action upon routine matters. The affirmative vote of a majority of the outstanding shares is required to approve a merger or dissolution or sale of all of Umpqua assets. In general, amendments to Umpqua’s articles of incorporation must be approved by a majority of the outstanding shares. Amendments to Umpqua’s articles of incorporation concerning the following subject matters, however, currently require the approval of at least 75% of all votes entitled to be cast on the amendment:

  limitation of director liability;
  indemnification of directors; and
  anti-takeover provisions related to the consideration of other constituencies when evaluating mergers, tender or exchange offers and similar proposals.

Umpqua’s directors are each elected annually and may be removed with or without cause. Directors are elected by a plurality of the votes cast and holders of common stock may not cumulate votes in the election of directors.

Dividend Rights

     Subject to any prior rights of any outstanding preferred stock, holders of Umpqua’s common stock are entitled to receive dividends or distributions, whether payable in cash or otherwise, if, as and when declared by Umpqua’s board of directors out of funds legally available for these payments.

     The board of directors’ dividend policy is to review Umpqua’s financial performance, capital adequacy, regulatory compliance and cash resources on a quarterly basis, and, if such review is favorable, to declare and pay a cash dividend to shareholders. Umpqua’s ability to pay cash dividends is largely dependent on the dividends it receives from its principal subsidiary, Umpqua Bank.

     We have issued Series A preferred stock, which ranks senior to our common stock and prohibits payment of dividends on our common stock in excess of $0.19 per share per quarter prior to the earlier of November 14, 2011 and the date of which we redeem (or U.S. Treasury transfers to unaffiliated parties) all of the Series A preferred shares, without the consent of the U.S. Treasury.

     The OBCA allows an Oregon business corporation to make a distribution, including payment of dividends, only if, after giving effect to the distribution, in the judgment of the board of directors: (a) the corporation would be able to pay its debts as they become due in the usual course of business; and (b) the corporation’s total assets would at least equal the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     Subject to any provision to the contrary contained in any designation of a series of preferred stock, our restated articles of incorporation allow us to repurchase all or any of its outstanding shares of Common Stock or Preferred Stock even though the distribution made to effect that repurchase would cause the difference between our total assets and total liabilities to be less than the amount that would be needed to satisfy the preferential liquidation rights of all outstanding shares of classes or series of a class with liquidation rights that are prior to those of the shares being repurchased if we were to be liquidated at the time of such repurchase.

Liquidation Rights

     In the event of Umpqua’s liquidation, holders of Umpqua’s common stock will be entitled to receive pro rata any assets legally available for distribution to Umpqua shareholders, subject to any prior rights or claims of creditors and preferences of any series of preferred stock then outstanding.

No Preemptive Rights

     Umpqua’s common stock does not have any preemptive rights, sinking fund provisions, redemption privileges or conversion rights. Umpqua’s articles of incorporation permit the repurchase of outstanding shares of common stock.

Transfer Agent

BNY Mellon Investor Services, LLC serves as the registrar and transfer agent for Umpqua’s common stock.

Listing

     Our outstanding shares of common stock are listed on the Nasdaq Global Select Market under the symbol “UMPQ.”

Fully Paid

     The outstanding shares of common stock are fully paid and nonassessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional common stock that we may issue in the future upon the conversion or exercise of other securities offered under this prospectus will also be fully paid and nonassessable.

Anti-Takeover Provisions

Consideration of other Constituencies

     Our restated articles of incorporation authorize the board of directors, when evaluating a merger, tender offer or exchange offer, sale of substantially all of our assets or similar provisions to consider the social, legal and economic effects on employees, customers and suppliers of the Company, and on the communities and geographical areas in which we operate, as well as the state and national economies and the short- and long-term interests of the Company and its shareholders. This provision may be amended only by the affirmative vote of at least 75% of the outstanding shares. Such provision may have the effect of discouraging potential acquirers, and may be considered an anti-takeover defense. Under the OBCA, a proposed merger or plan of exchange requires the approval of the board of directors and the affirmative vote of a majority of the outstanding shares.

Preferred Stock

     Our restated articles of incorporation contain other provisions that could make more difficult an acquisition of Umpqua by means of an unsolicited tender offer or proxy contest. Our restated articles of incorporation authorize the issuance of “blank check” voting preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used by management to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of a substantial shareholder, increasing the consideration necessary to effect an acquisition or selling unissued shares to a friendly third party.

Nomination Procedures

     In addition to our board of directors, shareholders can nominate candidates for election to our board of directors. To do so, a shareholder must follow the advance notice procedures described in our bylaws, as amended and restated. In general, a shareholder must submit a written notice of the nomination to our corporate secretary not later than the close of business 90 calendar days before the calendar date of Umpqua’s proxy statement released to shareholders in connection with the previous year’s annual meeting.

Shareholder Proposals

     Shareholders may propose that business (other than nominations to our board of directors as described above) be considered at an annual meeting of shareholders only if a shareholder follows the advance notice procedures described in our bylaws, as amended and restated. In general, a shareholder must submit a written notice of the proposal and the shareholder’s interest in the proposal to our corporate secretary at least 90 days before the calendar date of our proxy statement released in connection with the prior year’s annual shareholder meeting.

DESCRIPTION OF PREFERRED STOCK

     The following summary contains a description of the general terms of the preferred stock that we may issue and of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any specific series of preferred stock may differ from the terms described below. You should refer to the amendment to our restated articles of incorporation that will be filed with the SEC if we establish a series of preferred stock in connection with the offering of such series of preferred stock.

General

     Our restated articles of incorporation permit our board of directors to authorize the issuance of up to 2,000,000 shares of preferred stock without par value. We have designated and issued 214,181 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A.

     The terms of particular series of preferred stock are not established in the articles of incorporation, but may be designated in one or more series by the board of directors when the shares are issued. Therefore, without shareholder approval (except as may be required by NASDAQ rules or any other exchange or market on which our securities may then be listed or quoted) our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation, conversion, redemption and other rights.

     The board of directors has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

  the number of shares and designation or title of the shares;
  dividend rights;
  whether and upon what terms the shares will be redeemable;
  the rights of the holders upon our dissolution or upon the distribution of our assets;
  whether and upon what terms the shares will have a purchase, retirement or sinking fund;
  whether and upon what terms the shares will be convertible;
  the voting rights, if any, which will apply; provided, however, that holders of preference stock will not be entitled to more than one vote per share; and
  any other preferences, rights, limitations or restrictions of the series.

     If we purchase, redeem or convert shares of preferred stock, we will retire and cancel them and restore them to the status of authorized but unissued shares of preferred stock or preference stock, as the case may be. Those shares will not be part of any particular series of preferred stock and may be reissued by us.

     The preferred stock will have the dividend, liquidation, redemption, voting and conversion rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of the preferred stock it offers for specific terms, including:

  the title, stated value and liquidation preference of the preferred stock and the number of shares offered;
  the initial public offering price at which we will issue the preferred stock;
  the dividend rate or rates, or method of calculation of dividends, the dividend periods, the dates on which dividends will be payable and whether the dividends will be cumulative or noncumulative and, if cumulative, the dates from which the dividends will start to cumulate;
  any redemption or sinking fund provisions;
  any conversion provisions; and
  any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

     When we issue shares of preferred stock, they will be fully paid and nonassessable. This means you will have paid the full purchase price for your shares of preferred stock and you will not be assessed any additional amount for your stock. Unless the applicable prospectus supplement specifies otherwise each series of preferred stock will rank equally in all respects with the outstanding shares of preferred stock and each other series of preferred stock offered under this prospectus.

     The preferred stock will have no preemptive rights to subscribe for any additional securities which we may issue in the future, which means that the holders of shares of preferred stock will have no right, as holders of shares of preferred stock, to buy any portion of those issued securities.

Fixed Rate Cumulative Perpetual Preferred Stock, Series A

     We have designated 214,181 shares of preferred stock as “Fixed Rate Cumulative Perpetual Preferred Stock, Series A.” We issued these shares on November 14, 2008. The following is a summary of the material provisions of the Series A preferred stock.

Ranking

     The Series A preferred stock ranks senior to our common stock and will rank pari passu with preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

Dividends and Distributions

     Cumulative dividends on shares of the Series A preferred stock accrue on the liquidation preference of $1,000 per share at a rate of 5% per annum for the first five years following the date of issue, and at a rate of 9% per annum thereafter, if, as and when declared by the Board of Directors out of funds legally available therefor. The Series A preferred shares have no maturity date and rank senior to our Common Stock with respect to the payment of dividends and distributions.

Redemption

     Subject to the approval of the Board of Governors of the Federal Reserve System, the Series A preferred stock is redeemable at our option at 100% of their liquidation preference, provided, however, that the Series A preferred stock may be redeemed prior to the first dividend payment date falling after November 14, 2011, the third anniversary of the issue date, only if:

  we have raised aggregate gross proceeds in one or more offerings of Tier 1 qualifying perpetual preferred stock or common stock for cash in excess of $53,545,250; and
  the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.

     After November 14, 2011, we may redeem the Series A preferred stock, in whole or in part, at any time and from time to time, at our option. All redemptions must be at 100% of the issue price plus any accrued and unpaid dividends, and shall be subject to the approval of our primary federal bank regulator.

Conversion Shares of Series A preferred stock are not convertible. Rights Upon Liquidation

     The Series A preferred shares rank senior to our common stock with respect to amounts payable upon our liquidation, dissolution and winding up, and will rank pari passu with preferred shares other than preferred shares which by their terms rank junior to any existing preferred shares.

Voting

The Series A preferred shares are non-voting, other than class voting rights on:

  any authorization or issuance of shares ranking senior to the Series A preferred stock, any amendment to the rights of Series A preferred stock, or any merger, exchange or similar transaction which would adversely affect the rights of the Series A preferred stock.

     If dividends on the Series A preferred stock are not paid in full for six dividend periods, whether or not consecutive, the holder of the Series A preferred stock will have the right to elect two directors. The right to elect directors will end when full dividends have been paid for four consecutive dividend periods.

Dividends

     The holders of the preferred stock of each series will be entitled to receive cash dividends, if declared by our board of directors or its duly authorized committee, out of our assets that we can legally use to pay dividends. The applicable prospectus supplement relating to a particular series of preferred stock will describe the dividend rates and dates on which dividends will be payable. The rates may be fixed or variable or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates fixed by our board of directors or its duly authorized committee.

     We are incorporated in Oregon, and are governed by the Oregon Business Corporation Act. Oregon law allows a corporation to pay dividends only if, after giving effect to the distribution, in the judgment of the board of directors: (a) the corporation would be able to pay its debts as they become due in the usual course of business; and (b) the corporation’s total assets would at least equal the sum of its total liabilities plus, unless the articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     The applicable prospectus supplement will also state whether the dividends on any series of the preferred stock are cumulative or noncumulative. If our board of directors does not declare a dividend payable on a dividend payment date on any noncumulative series of preferred stock, then the holders of that series will not be entitled to receive a dividend for that dividend period and we will not be obligated to pay the dividend for that dividend period even if our board declares a dividend on that series payable in the future.

     We will not owe any interest, or any money in lieu of interest, on any dividend payment(s) on any series of the preferred stock which may be past due.

Redemption

     Subject to any provision to the contrary contained in any series of preferred stock, we may repurchase all or any outstanding shares of preferred stock even though the distribution made to effect that repurchase would cause the difference between our total assets and total liabilities to be less than the amount that would be needed to satisfy the preferential liquidation rights of all outstanding shares of classes or series of a class with liquidation rights that are prior to those of the shares being repurchased if we were to be liquidated at the time of such repurchase.

     Subject to receipt of prior approval by the Board of Governors of the Federal Reserve System, if required, we may redeem all or part of a series of the preferred stock and that series may be subject to mandatory redemption under a sinking fund or otherwise, as described in the applicable prospectus supplement. Redeemed shares of preferred stock will become authorized but unissued shares of preferred stock or preference stock, as the case may be, that we may issue in the future.

     If a series of the preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem each year and the redemption price. If shares of preferred stock are redeemed, we will pay all accrued and unpaid dividends on those shares to, but excluding, the redemption date. The prospectus supplement will also specify whether the redemption price will be paid in cash or other property. If we are only permitted to pay the redemption price for a series of preferred stock from the proceeds of a capital stock issuance, and the proceeds from the issuance are insufficient or no such issuance has occurred, then the terms of that series may provide that the preferred stock will automatically and mandatorily be converted into that capital stock.

     If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, our board of directors will determine the number of shares to be redeemed. We will redeem the shares pro rata from the holders of record in proportion to the number of shares held by them, with adjustments to avoid redemption of fractional shares.

     Unless the applicable prospectus supplement specifies otherwise, we will give notice of a redemption by mailing a notice to each record holder of the shares to be redeemed. Each notice will state:

  the redemption date;
  the number of shares and the series of the preferred stock to be redeemed;
  the redemption price;
  the place or places where holders can surrender the certificates for the preferred stock for payment of the redemption price;
  that dividends on the shares to be redeemed will cease to accrue on the redemption date; and
  the date when the holders’ conversion rights, if any, will terminate.

If we redeem fewer than all shares of any series of the preferred stock held by any holder, we will also specify the number of shares to be redeemed from the holder in the notice.

     If we have given notice of the redemption and have provided the funds for the payment of the redemption price, then beginning on the redemption date:

  the dividends on the preferred stock called for redemption will no longer accrue;
  those shares will no longer be considered outstanding; and
  the holders will no longer have any rights as stockholders except to receive the redemption price.

     When the holder properly surrenders the redeemed shares, the redemption price will be paid out of the funds provided by us. If we redeem fewer than all of the shares represented by any certificate, we will issue a new certificate representing the unredeemed shares without cost to the holder.

     If a redemption described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Exchange Act, we will comply with all applicable provisions of the Exchange Act.

Conversion or Exchange

     The applicable prospectus supplement relating to a series of convertible preferred stock will describe the terms on which shares of that series are convertible into shares of common stock or a different series of preferred stock or exchangeable for debt securities including the procedures for conversion and whether a series is convertible at the option of the shareholder, the Company or another person or upon the occurrence of a designated event.

Rights Upon Liquidation

     Unless the applicable prospectus supplement states otherwise, if we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of the preferred stock offered under this prospectus and any preferred stock ranking equal to the preferred stock offered under this prospectus will be entitled to receive:

  liquidation distributions in the amount stated in the applicable prospectus supplement; and
  all accrued and unpaid dividends, whether or not earned or declared.

     We will pay these amounts to the holders of shares of each series of the preferred stock, and all amounts owing on any preferred stock ranking equally with such series of preferred stock as to distributions upon liquidation, out of our assets available for distribution to stockholders before any distribution is made to holders of any securities ranking junior to the series of preferred stock upon liquidation.

     The sale of all or substantially all of our property and assets, our merger into or consolidation with any other corporation or the merger of any other corporation into us will not be considered a dissolution, liquidation or winding up of our business.

     We will make pro rata distributions to the holders of a series of preferred stock and any other shares of our stock ranking equal to that series of preferred stock as to distributions upon dissolution, liquidation or winding up of our business if:

  we voluntarily or involuntarily liquidate, dissolve or wind up our business, and we do not have enough assets available for distribution to the holders of such series of preferred stock and any other shares of our stock ranking equal with such series as to any such distribution to pay all amounts to which the holders are entitled.

This means the distributions we pay to the holders of all shares ranking equal as to distributions upon dissolution, liquidation or winding up of our business will bear the same relationship to each other that the full distributable amounts for which those holders are respectively entitled upon dissolution, liquidation or winding up of our business bear to each other.

     After we pay the full amount of the liquidation distribution to which the holders of a series of the preferred stock are entitled, those holders will have no right or claim to any of our remaining assets.

Voting Rights

     The board of directors may designate a series of preferred stock as “nonvoting” except to the extent voting rights are required by the OBCA. Except as described in this section or in the applicable prospectus supplement, or except as expressly required by applicable law, the holders of the preferred stock will not be entitled to vote. If the holders of a series of preferred stock are entitled to vote and the applicable prospectus supplement does not state otherwise, then unless the series provides otherwise our restated articles of incorporation state that each share of preferred stock will:

either have:

o	one vote if that series is not by its terms convertible into common stock, or

o	if that series is convertible into common stock, one vote for each share of common stock into which that series may be converted as of the record date for the meeting at which the vote is to be taken, and vote together with shares of the common stock as a single voting group.

The holders of shares of any series of Preferred Stock that is entitled to vote with respect to the election of directors will not have the right to cumulate votes in the election of directors.

     For any series of preferred stock having one vote per share, the voting power of the series, on matters on which holders of that series and holders of any other series of preferred stock are entitled to vote as a single class, will solely depend on the total number of shares in that series and not the aggregate liquidation preference or initial offering price.

DESCRIPTION OF WARRANTS

     The following briefly summarizes some of the material terms and provisions of warrants. You should read the particular terms of the warrants that are offered by us, which will be described in more detail in a prospectus supplement. The prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered. The prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

     We may issue warrants in one or more series to purchase senior debt securities, subordinated debt securities, common shares or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants.

     The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

  the title of the warrants;
  the total number of warrants to be issued;
  the consideration for which we will issue the warrants and the aggregate amount of securities purchasable upon exercise of the common stock warrants;
  anti-dilution provisions to adjust the number of our common shares or other securities to be delivered upon exercise of the warrants;
  the designation and terms of the underlying securities purchasable upon exercise of the warrants;
  the price at which investors may purchase the underlying securities purchasable upon exercise of the warrants;
  the dates on which the right to exercise the warrants will commence and expire;
  the procedures and conditions relating to the exercise of the warrants;
  whether the warrants will be in registered or bearer form;
  information with respect to book-entry registration and transfer procedures, if any;
  the minimum or maximum amount of warrants that may be exercised at any one time;
  the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;
  the date on and after which the warrants and securities issued with the warrants will be separately transferable;
  a discussion of material United States federal income tax considerations;
  redemption or call provisions, if any;
  the identity of the warrant agent; and
  any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

TARP CPP Warrants

     We have issued a warrant to purchase 2,221,795 shares of our common stock pursuant to the U.S. Treasury’s Capital Purchase Program. The following is a summary of the principal terms of the warrant issued to the U.S. Treasury.

Exercise

The warrant is immediately exercisable, in whole or in part, and the initial exercise price is $14.46 per share.

Anti-Dilution

     The exercise price of the warrant automatically adjusts to the number of shares and the exercise price necessary to protect the U.S. Treasury’s position upon the following events:

  stock splits, stock dividends, subdivisions, reclassifications or combinations of our common stock;
  until November 15, 2011, issuance of our common stock for consideration (or having a conversion price per share) less than 90% of then current market value, except for issuances in connection with benefit plans, business acquisitions and public offerings;
  a determination by our board of directors to make an adjustment to the anti-dilution provisions as are reasonably necessary, in the good faith opinion of the board, to protect the purchase rights of the warrant holders.

Term The term of the warrant is 10 years. Transferability and Registration Rights

     The warrant is not subject to any contractual restrictions on transfer; provided that the U.S. Treasury may only transfer or exercise an aggregate of one-half of the warrants prior to the earlier of (i) the date on which we have received aggregate gross proceeds of not less than $214,181,000 from one or more offerings of common stock or perpetual preferred stock for cash and (ii) December 31, 2009.

     We have granted the warrant holder piggyback registration rights for the warrants and the common stock underlying the warrants and we have agreed to take such other steps as may be reasonably requested to facilitate the transfer of the warrants and the common stock underlying the warrants.

     We will apply for the NASDAQ listing of the common stock underlying the warrants and will take such other steps as may be reasonably requested to facilitate the transfer of the warrants or the common stock.

Voting

     The U.S. Treasury, the initial holder of the warrant, has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the warrants.

Reduction

     In the event that we have received aggregate gross proceeds of not less than $214,181,000 from one or more offerings of common stock or perpetual preferred stock for cash on or prior to December 31, 2009, the number of shares of common stock underlying the warrants then held by the U.S. Treasury shall be reduced by a number of shares equal to the product of (i) the number of shares originally underlying the warrants (taking into account all adjustments) and (ii) 0.5.

Substitution

     In the event we are no longer listed or traded on a national securities exchange or securities association, the warrants will be exchangeable, at the option of the U.S. Treasury, for senior term debt or another economic instrument or security issued by us such that the U.S. Treasury is appropriately compensated for the value of the warrant, as determined by the U.S. Treasury.

Exercise of Warrants

     A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

No Rights as Shareholders

     Holders of stock warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the securities purchasable upon exercise of the warrants.

Merger, Consolidation, Sale or Other Disposition

     If at any time there is a merger or consolidation involving Umpqua or a sale, transfer, conveyance, other than lease, or other disposition of all or substantially all of the assets of Umpqua, then the assuming corporation will succeed to the obligations of Umpqua under the warrant agreement and the related warrants. Umpqua will then be relieved of any further obligation under the warrant agreement and warrants.

DESCRIPTION OF OTHER SECURITIES

     We will set forth in a prospectus supplement, as applicable, a description of our debt securities, which may include senior or subordinated debt securities, units, purchase contracts, depositary shares, junior subordinated debentures, trust preferred securities of the trust and guarantees or any other security that we may offer under this prospectus.

PLAN OF DISTRIBUTION

We may offer and sell the offered securities in one or more of the following ways from time to time:

  to or through underwriters;
  directly to purchasers;
  through agents;
  through dealers; or
  through a combination of any of these methods of sale.

The dealers or agents may include the broker-dealer subsidiary of Umpqua.

The prospectus supplement relating to an offering of securities will set forth the terms of such offering, including:

  the name or names of any underwriters, dealers or agents;
  the initial public offering or purchase price of the offered securities and the net proceeds to Umpqua from such sale;
  any underwriting discounts and commissions other items constituting underwriters’ compensation;
  any discounts, commissions, concessions or fees allowed to dealers or agents; and
  any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     In compliance with the guidelines of the National Association of Securities Dealers, Inc., the maximum discount or commission to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

     If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise specified in connection with a particular offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

     In connection with underwritten offerings of securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

  A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
  A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.
  A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NASDAQ, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

     If dealers are utilized in the sale of offered securities, Umpqua will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

     Offered securities may be sold directly by Umpqua to one or more institutional purchasers, or through agents designated by Umpqua from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Umpqua to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

     As one of the means of direct issuance of offered securities, Umpqua may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

     If so indicated in the applicable prospectus supplement, Umpqua will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Umpqua at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

     The broker-dealer subsidiary of Umpqua, Strand, Atkinson, Williams & York, Inc., is a member of the NASD and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Umpqua’s broker-dealer subsidiary participates will conform to the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

     This prospectus, together with any applicable prospectus supplement, may also be used by any broker-dealer subsidiary of Umpqua in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Umpqua’s broker-dealer subsidiary may act as principal or agent in such transactions. Umpqua’s broker-dealer subsidiary will not have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

     One or more dealers, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Umpqua and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

     Underwriters, dealers and agents may be entitled, under agreements with Umpqua, to indemnification by Umpqua relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Umpqua in the ordinary course of business.

     Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the offered securities. Among other factors, the fiduciary should consider whether such an investment is consistent with the documents governing the plan and whether the investment is appropriate for the ERISA plan in view of its overall investment policy, diversification of its portfolio and ERISA prudence and diversification requirements.

     Provisions of ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), prohibit employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, plans described in Section 4975(e)(1) of the Code (including, without limitation, retirement accounts and Keogh Plans), and entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (including, without limitation, as applicable, insurance company general accounts), from engaging in certain transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan or entity. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA or the Code. Governmental and other plans that are not subject to ERISA or to the Code may be subject to similar restrictions under state, federal or local law. Any employee benefit plan or other entity, to which such provisions of ERISA, the Code or similar law apply, proposing to acquire the offered securities should consult with its legal counsel.

     Umpqua has subsidiaries, including a broker-dealer subsidiary, that provide services to employee benefit plans. Umpqua and any such direct or indirect subsidiary of Umpqua may each be considered a “party in interest” and a “disqualified person” to such plans. A purchase of offered securities of Umpqua by any such plan would be likely to result in a prohibited transaction between the plan and Umpqua.

     Accordingly, unless otherwise provided in connection with a particular offering of securities, offered securities may not be purchased, held or disposed of by any plan or any other person investing “plan assets” of any plan that is subject to the prohibited transaction rules of ERISA or Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions (“PTCE”) issued by the Department of Labor or a similar exemption or exception applies to such purchase, holding and disposition:

• PTCE 96-23 for transactions determined by in-house asset managers,

  PTCE 95-60 for transactions involving insurance company general accounts,
  PTCE 91-38 for transactions involving bank collective investment funds,
  PTCE 90-1 for transactions involving insurance company separate accounts, or
  PTCE 84-14 for transactions determined by independent qualified professional asset managers.

     Unless otherwise provided in connection with a particular offering of securities, any purchaser of the offered securities or any interest therein will be deemed to have represented and warranted to Umpqua on each day including the date of its purchase of the offered securities through and including the date of disposition of such offered securities that either:

(a)	it is not a plan subject to Title I of ERISA or Section 4975 of the Code and is not purchasing such securities or interest therein on behalf of, or with “plan assets” of, any such plan;

(b)	its purchase, holding and disposition of such securities are not and will not be prohibited because they are exempted by one or more of the following prohibited transaction exemptions: PTCE 96-23, 95-60, 91-38, 90-1 or 84-14; or

(c)	it is a governmental plan (as defined in section 3 of ERISA) or other plan that is not subject to the provisions of Title I of ERISA or Section 4975 of the Code and its purchase, holding and disposition of such securities are not otherwise prohibited.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that any person considering the purchase of the offered securities with plan assets consult with its counsel regarding the consequences under ERISA and the Code, or other similar law, of the acquisition and ownership of offered securities and the availability of exemptive relief under the class exemptions listed above.

     Purchasers of offered securities have the exclusive responsibility for ensuring that their purchase and holding of the offered securities does not violate the prohibited transaction rules of ERISA or the Code.

LEGAL MATTERS

     Foster Pepper LLP, Portland, Oregon will act as legal counsel to the Company and pass upon the validity of securities registered. Special counsel to the trust to be selected by Umpqua will pass upon certain legal matters related to the trust. Counsel for any underwriters, dealers or agents will be identified in the applicable prospectus supplement.

     A partner in the firm of Foster Pepper LLP who participated in the preparation of the registration statement of which this prospectus is a part owns an aggregate of approximately 10,000 shares of the Company’s common stock.

EXPERTS

     The consolidated financial statements of Umpqua Holdings Corporation and subsidiaries as of December 31, 2007 and 2006 and for the years in the three year period ended December 31, 2007, and the effectiveness of its internal control over financial reporting as of December 31, 2007, incorporated in this document by reference from Umpqua’s Annual Report on Form 10-K for the year ended December 31, 2007, have been audited by Moss Adams LLP, independent registered public accounting firm, as stated in its report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF DOCUMENTS BY REFERENCE

     Other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, we incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus:

  Annual Report on Form 10-K for the year ended December 31, 2007, including information specifically incorporated by reference into our Form 10-K from our definitive Proxy Statement for our 2008 annual meeting of shareholders;
  Our definitive Proxy Statement in connection with our 2008 annual meeting of shareholders filed March 3, 2008 (except for the Compensation Committee Report and the Audit Committee Report contained therein);
  Quarterly Report on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008;
  Current Reports on Form 8-K filed February 15, 2008, March 7, 2008, March 25, 2008 (and Form 8-K/A filed April 23, 2008), April 22, 2008; October 8, 2008; November 14, 2008; and December 5, 2008 and
  the description of our common stock contained in our Current Report on Form 8-K filed May 30, 2008, including any amendment or report filed to update such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or calling us at the following address:

Steven L. Philpott Executive Vice President, General Counsel and Secretary Umpqua Holdings Corporation 675 Oak Street, Suite 200 PO Box 1560 Eugene, Oregon 97440 (541) 434-2997

PROSPECTUS

UMPQUA HOLDINGS CORPORATION

     Common Stock
Preferred Stock
Warrants
Debt Securities
Units
Stock Purchase Contracts
Depositary Shares
Junior Subordinated Debentures and Guarantees related to Trust Preferred Securities of Umpqua Master Trust

UMPQUA MASTER TRUST

Trust Preferred Securities

December 5, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

     The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee	$ *
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Fees of Securities Registrar	**
Trustee’s Fees and Expenses	**
Printing Fees	**
Blue Sky Fees and Expenses	**
FINRA Filing Fee	**
Listing Fees and Expenses	**
Underwriters Reimbursable Expenses	**
Miscellaneous	**
_________
Total	$ **

* Deferred in accordance with SEC Rules 456(b) and 457(r)
** Estimated pursuant to instruction to Item 511 of Regulation S-K

Item 15. Indemnification of Directors and Officers

     As an Oregon corporation, Umpqua is subject to the provisions of the Oregon Business Corporation Act (the “OBCA”). The OBCA permits a corporation to indemnify an individual who is made a party to a proceeding because such individual is or was a director of the corporation against liability incurred in the proceeding if:

  his or her conduct was in good faith;
  he or she reasonably believed that his or her conduct was in the corporation’s best interest, or at least not opposed to the corporation’s best interests; and
  in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Unless a corporation’s articles of incorporation provide otherwise, indemnification is mandatory if the director is wholly successful on the merits or otherwise in such a proceeding, or if a court of competent jurisdiction orders the corporation to indemnify the director. Umpqua’s articles of incorporation do not limit the statutory right to indemnification.

      Under the OBCA, a corporation may not, however, indemnify the individual if the individual was adjudged liable:

  to the corporation in a proceeding by or in the right of the corporation; or
  in any proceeding charging improper personal benefit on the basis that he or she improperly received a personal benefit.

     Umpqua’s articles of incorporation provide that we will indemnify our directors and officers against reasonable expenses (including attorney fees), judgments, fines, penalties, excise taxes or settlement payments incurred or suffered by reason of service as a director or officer or at Umpqua’s request as a director, officer, partner or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

     The OBCA also provides that a corporation’s articles of incorporation may limit or eliminate the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, provided that no such provision shall eliminate the liability of a director for:

  any breach of the directors’ duty of loyalty to the corporation or its shareholders;
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
  any unlawful distribution; or
  any transaction from which the director derived an improper personal benefit.

     Umpqua’s articles of incorporation limit monetary liability of our directors for their conduct as directors to the fullest extent permitted under the OBCA. If the OBCA is amended to further limit the directors’ liability, Umpqua’s articles would incorporate such amendment on its effective date.

Umpqua also maintains insurance coverage relating to certain liabilities of directors and officers.

Item 16. Exhibits

The following Exhibits are filed as part of this Registration Statement:

4.1	Restated Articles of Incorporation of Umpqua Holdings Corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed November 14, 2008)
4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 (No. 333-77259) filed April 28, 1999)
4.3	Form of Series A Preferred Stock Certificate (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed November 14, 2008)
4.4	Form of Warrant issued to U.S. Treasury (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed November 14, 2008)
4.5	Amended and Restated Declaration of Trust for Umpqua Master Trust I, dated August 9, 2007 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed August 10, 2007)
4.6	Indenture, dated August 9, 2007, by and between Umpqua Holdings Corporation and LaSalle Bank National Association (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed August 10, 2007)
4.7	Series A (Umpqua Master Trust) Guarantee Agreement, dated August 9, 2007 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed August 10, 2007)
4.8	Series B (Umpqua Master Trust) Guarantee Agreement, dated September 6, 2007, by and between Umpqua Holdings Corporation and LaSalle Bank National Association (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed September 7, 2007)
4.9	Series B Supplement pursuant to Amended and Restated Declaration of Trust dated August 9, 2007 (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed September 7, 2007)
5.1	Opinion of Foster Pepper LLP
12	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm
23.2	Consent of Foster Pepper LLP (included in Exhibit 5.1)
24.1	Powers of Attorney

Item 17. Undertakings

(a)	The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned registrants undertake that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Umpqua Holdings Corporation’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on December 5, 2008.

UMPQUA HOLDINGS CORPORATION
By:	/s/ Raymond P. Davis
Raymond P. Davis
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Raymond P. Davis		Date: December 5, 2008
Raymond P. Davis, Director,
Chief Executive Officer/President
(Principal Executive Officer)

By:	/s/ Ronald L. Farnsworth		Date: December 5, 2008
Ronald L. Farnsworth
Executive Vice President/Chief Financial Officer
(Principal Financial Officer)

By:	/s/ Neal T. McLaughlin		Date: December 5, 2008
Neal T. McLaughlin
Executive Vice President/Treasurer
(Principal Accounting Officer)

Ronald F. Angell, Director		)
Allyn C. Ford, Director		)
David B. Frohnmayer, Director		)
Stephen Gambee, Director		)	A majority of the Board of Directors of
Dan Giustina, Director		)	Umpqua Holdings Corporation**
William Lansing, Director		)
Theodore S. Mason, Director		)
Diane D. Miller, Director		)
Bryan L. Timm, Director		)

**	Steven L. Philpott, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

By:	/s/ Steven L. Philpott	Date: December 5, 2008
Steven L. Philpott, Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, Umpqua Master Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-3 and has duly caused their registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on December 5, 2008.

UMPQUA MASTER TRUST BY:/s/ Neal T. McLaughlin Neal T. McLaughlin, Administrator

EXHIBIT INDEX

4.1	Restated Articles of Incorporation of Umpqua Holdings Corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed November 14, 2008)
4.2	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-8 (No. 333-77259) filed April 28, 1999)
4.3	Form of Series A Preferred Stock Certificate (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed November 14, 2008)
4.4	Form of Warrant issued to U.S. Treasury (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed November 14, 2008)
4.5	Amended and Restated Declaration of Trust for Umpqua Master Trust I, dated August 9, 2007 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed August 10, 2007)
4.6	Indenture, dated August 9, 2007, by and between Umpqua Holdings Corporation and LaSalle Bank National Association (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed August 10, 2007)
4.7	Series A (Umpqua Master Trust) Guarantee Agreement, dated August 9, 2007 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed August 10, 2007)
4.8	Series B (Umpqua Master Trust) Guarantee Agreement, dated September 6, 2007, by and between Umpqua Holdings Corporation and LaSalle Bank National Association (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed September 7, 2007)
4.9	Series B Supplement pursuant to Amended and Restated Declaration of Trust dated August 9, 2007 (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed September 7, 2007)
5.1	Opinion of Foster Pepper LLP
12	Computation of Ratio of Earnings to Fixed Charges
23.1	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm
23.2	Consent of Foster Pepper LLP (included in Exhibit 5.1)
24.1	Powers of Attorney